Filed Pursuant to Rule 424(b)(3)

Registration No. 333-175724

PROSPECTUS

34,589,220 Shares

Bridgepoint Education, Inc.

Common Stock

This prospectus relates to the disposition from time to time of up to 34,589,220 shares of our common stock, which are held by the selling stockholder named in this prospectus. We are not selling any common stock under this prospectus and will not receive any of the proceeds from the sale of shares by the selling stockholder.

The selling stockholder identified in this prospectus, or its permitted transferees or other successors-in-interest, may offer the shares from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices, or at privately negotiated prices. We provide more information about how the selling stockholder may sell its shares of common stock in the section entitled “Plan of Distribution” beginning on page 7 of this prospectus. We will not be paying any underwriting discounts or selling commissions in connection with any offering of common stock under this prospectus.

Our common stock is quoted on the New York Stock Exchange under the symbol “BPI.” The last reported sale price of our common stock as reported on the New York Stock Exchange on August 2, 2011, was $21.77 per share.

Investing in our common stock involves a high degree of risk. Please see the sections entitled “Risk Factors ” beginning on page 4 of this prospectus, Part I—Item 1A—Risk Factors in our Annual Report on Form 10-K for the year ended December 31, 2010, and Part II—Item 1A—Risk Factors in our Quarterly Report on Form 10-Q for the first quarter ended March 31, 2011.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 3, 2011

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, using the “shelf” registration process. Under this process, the selling stockholder may from time to time, in one or more offerings, sell the common stock described in this prospectus.

This prospectus does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. Accordingly, you should refer to the registration statement and its exhibits for further information about us and our common stock. Copies of the registration statement and its exhibits are on file with the SEC. Statements contained in this prospectus concerning the documents we have filed with the SEC are not intended to be comprehensive, and in each instance we refer you to the copy of the actual document filed as an exhibit to the registration statement or otherwise filed with the SEC.

You should rely only on the information contained in or incorporated by reference into this prospectus (as supplemented and amended). We have not authorized anyone to provide you with different information. This document may only be used where it is legal to sell these securities. You should not assume that the information contained in this prospectus is accurate as of any date other than its date regardless of the time of delivery of the prospectus or any sale of our common stock.

We urge you to read carefully this prospectus (as supplemented and amended), together with the information incorporated herein by reference as described under the heading “Incorporation of Documents by Reference,” before deciding whether to invest in any of the common stock being offered.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus or incorporated herein by reference. This summary is not complete and does not contain all of the information that you should consider before deciding to invest in our securities. We urge you to read this entire prospectus and the information incorporated by reference herein carefully, including the “Risk Factors” section.

Overview

We are a provider of postsecondary education services. Our regionally accredited academic institutions, Ashford University and the University of the Rockies, offer associate’s, bachelor’s, master’s and doctoral programs in the disciplines of business, education, psychology, social sciences and health sciences. Our institutions deliver programs online as well as at traditional campuses located in Clinton, Iowa, and Colorado Springs, Colorado. As of March 31, 2011, our institutions offered approximately 1,400 courses, 80 degree programs and 140 specializations.

We have designed our offerings to have four key characteristics that we believe are important to students:

•	Affordability—our tuition falls within Title IV loan limits;

•	Transferability—our universities accept up to 99 prior credits;

•	Accessibility—our online delivery model makes our education services accessible to a broad segment of the population; and

•

Heritage—our institutions’ respective histories as traditional universities provide a sense of familiarity, a connection to a student community and a campus-based experience for both online and campus students.

We believe these characteristics create an attractive and differentiated value proposition for our students. In addition, we believe this value proposition expands our overall addressable market by enabling potential students to overcome the challenges associated with cost, transferability of credits and accessibility; factors that frequently discourage individuals from pursuing a postsecondary degree.

We are committed to providing a high-quality educational experience to our students. We have a comprehensive curriculum development process, and we employ qualified faculty members with significant academic and practitioner credentials. We conduct ongoing faculty and student assessment processes and provide a broad array of student services. Our ability to offer a quality experience at an affordable price is supported by our efficient operating model, which enables us to deliver our programs, as well as market to, recruit and retain students, in a cost-effective manner.

In January 2004, our principal investor, Warburg Pincus Private Equity VIII, L.P. (“Warburg Pincus”), and our CEO and President, Andrew Clark, as well as several other members of our current executive management team, launched Bridgepoint Education, Inc. to establish a differentiated postsecondary education provider.

In March 2005, we acquired the assets of The Franciscan University of the Prairies, located in Clinton, Iowa, and renamed it Ashford University. Ashford University was founded in 1918 by the Sisters of St. Francis. As of March 31, 2011, Ashford University offers four associate’s programs, 59 bachelor’s programs and six master’s programs, including numerous specializations within these programs. In September 2007, we acquired the assets of the Colorado School of Professional Psychology, located in Colorado Springs, Colorado, and renamed it the University of the Rockies. The University of the Rockies was founded in 1998. As of March 31, 2011, the University of the Rockies offers one master’s and one doctoral program of psychology, each having multiple specializations within the program.

The majority of our current executive management team was in place at the time we acquired Ashford University. As a result, we were able to begin implementing processes and technologies to prepare for the launch of an online education offering to serve a large student population immediately after the acquisition.

Our institutions are accredited by the Higher Learning Commission of the North Central Association of Colleges and Schools. Ashford University received its most recent 10-year reaccreditation in 2006. The University of the Rockies received a seven-year reaccreditation in 2008. For additional information on the Higher Learning Commission visit http://www.ncahlc.org, or call 1-800-621-7440. In September 2010, Ashford University applied for eligibility from the Accrediting Commission for Senior Colleges and Universities of the Western Association of Schools and Colleges (“WASC”). In May 2011, Ashford University received a letter from WASC stating that the WASC Eligibility Review Committee has reviewed the application and determined that the university meets all of the WASC eligibility criteria and may proceed with an application for initial accreditation. Additionally, the letter confirmed that Ashford University is authorized to pursue WASC accreditation under Pathway B, the process for institutions that currently hold accreditation with an institutional accreditor recognized by the U.S. Department of Education. A determination of eligibility is not a formal status with WASC, nor does it ensure eventual accreditation; it is a preliminary finding that Ashford University is potentially accreditable and can proceed within four years of its eligibility determination to be reviewed for initial accreditation status with WASC. Questions about eligibility may be directed to Ashford University or to WASC at wascsr@wascsenior.org or (510) 748-9001.

Corporate Information

We were incorporated in Delaware in May 1999 under the name TeleUniversity, Inc. Our principal executive offices are located at 13500 Evening Creek Drive North, Suite 600, San Diego, CA 92128, and our telephone number is (858) 668-2586. Our website is located at www.bridgepointeducation.com. The information on, or accessible through, our website does not constitute part of, and is not incorporated into, this prospectus.

Except where the context otherwise requires or where otherwise indicated, (i) the terms “we,” “us,” “our” and “Bridgepoint” refer to Bridgepoint Education, Inc. and its consolidated subsidiaries, including Ashford University and the University of the Rockies, and (ii) the term “Warburg Pincus” refers to Warburg Pincus Private Equity VIII, L.P., our majority stockholder.

THE OFFERING

The selling stockholder named in this prospectus may offer and sell up to 34,589,220 shares of our common stock. Our common stock is listed on the New York Stock Exchange under the symbol “BPI.” We will not receive any of the proceeds of sales by the selling stockholder of any of the common stock covered by this prospectus. Throughout this prospectus, when we refer to the shares of our common stock, the offer and sale of which are being registered on behalf of the selling stockholder, we are referring to the shares of common stock that have been and may be issued to Warburg Pincus Private Equity VIII, L.P., or Warburg Pincus. When we refer to the selling stockholder in this prospectus, we are referring to Warburg Pincus and, as applicable, any donees, pledgees, transferees or other successors-in-interest selling shares received after the date of this prospectus from the selling stockholder as a gift, pledge, distribution or other non-sale related transfer.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risk factors contained in this prospectus as well as those set forth in our most recent Annual Report on Form 10-K for the year ended December 31, 2010, filed with the SEC on March 2, 2011, our most recent Quarterly Report on Form 10-Q, for the quarter ended March 31, 2011, filed with the SEC on May 3, 2011, and in our future filings under the Securities Exchange Act of 1934, as amended, or the Exchange Act, which are incorporated by reference in this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus and the accompanying prospectus supplement. The risks and uncertainties not presently known to us or that we currently deem immaterial may also materially harm our business, operating results and financial condition and could result in a complete loss of your investment.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including documents incorporated by reference, contains “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than statements of historical fact may be forward-looking statements. Such forward-looking statements include, among others, those statements regarding future events and our future results including, without limitation, statements regarding:

•	our value proposition to students;

•	competitiveness of our tuition;

•	ability to continue to transfer credits from other institutions;

•	ability to maintain and improve the quality of our education;

•	management of future growth and scalability;

•	development of military and corporate channels;

•	estimates of new hires;

•	proposed new programs;

•	expectations that we can effectively manage the business within the regulatory environment;

•	expectations regarding enrollments, financial position, results of operations and liquidity;

•	projections, predictions, expectations, estimates or forecasts as to our business, financial and operational results and future economic performance;

•	management’s goals and objectives; and

•	other similar matters that are not historical facts.

Words such as “may,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates” and similar expressions, as well as statements in the future tense, identify forward-looking statements.

Forward-looking statements should not be interpreted as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on information available at the time those statements are made and are management’s good faith belief as of that time with respect to future events and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to:

•	our inability to adequately resolve the findings and recommendations of the final audit report of the U.S. Department of Education’s Office of Inspector General;

•	the imposition of fines or other corrective measures against our academic institutions;

•

our failure to comply with the extensive regulatory framework applicable to our industry, including Title IV of the Higher Education Act and its regulations, state laws and regulatory requirements and accrediting agency requirements;

•	adverse regulatory changes affecting our industry;

•	our inability to continue to develop awareness among, to recruit and to retain students;

•	competition in the postsecondary education market and its potential impact on our market share, recruiting cost and tuition rates;

•	reputational and other risks related to potential compliance audits, regulatory actions, negative publicity or service disruptions;

•	our ability to attract and retain the personnel needed to sustain and grow our business;

•	our inability to develop new programs or expand our existing programs in a timely and cost-effective manner;

•	economic or other developments potentially impacting demand in our core disciplines or the availability or cost of Title IV or other funding;

•	each of the factors discussed under the heading “Risk Factors” in our filings that are incorporated by reference in this prospectus; and

•

those factors set forth in Part II—Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of our most recent Annual Report on Form 10-K for the year ended December 31, 2010.

Forward-looking statements speak only as of the date the statements are made. You should not put undue reliance on any forward-looking statements. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

USE OF PROCEEDS

We are filing the registration statement of which this prospectus is a part under our contractual obligations to the holder named in the section entitled “Selling Stockholder.” We will not receive any proceeds from the sale of our common stock by the selling stockholder. The selling stockholder will pay any underwriting discounts or selling commissions incurred in disposing of the common stock. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares of common stock covered by this prospectus.

SELLING STOCKHOLDER

We have agreed to prepare, on behalf of the selling stockholder, a registration statement on Form S-3, of which this prospectus forms a part, to register with the SEC the offer and sale of the shares of common stock to be sold in this offering.

The following table sets forth information regarding the selling stockholder’s beneficial ownership of our common stock as of July 11, 2011, and as adjusted to reflect the sale of common stock being offered in this offering.

The information in the following table has been presented in accordance with SEC rules. Under these rules, beneficial ownership of a class of capital stock includes any shares of such class as to which a person, directly or indirectly, has or shares voting power or investment power and also any shares as to which a person has the right to acquire such voting or investment power within 60 days through the exercise of any options, warrants or other rights. Shares subject to options, warrants or other rights are not deemed outstanding for the purpose of computing the percentage ownership of any other person. Except as indicated below, we believe that the selling stockholder has sole voting and investment power with respect to the shares shown.

	Shares Beneficially Owned before this Offering		Number of Shares to be Sold in this Offering	Shares Beneficially Owned After this Offering
Name of Selling Stockholder	Number	%(1)		Number(2)	%(2)
Warburg Pincus Private Equity VIII, L.P. (3)	34,589,220	66.1%	34,589,220	—	—

(1)	Applicable percentage ownership is based on 52,358,310 shares of common stock outstanding on July 11, 2011.
(2)	Assumes the sale of all shares being offered pursuant to this prospectus.
(3)	The selling stockholder is Warburg Pincus Private Equity VIII, L.P. (“WP VIII”). Warburg Pincus Partners, LLC (“WP Partners”), a direct subsidiary of Warburg Pincus & Co. (“WP”), is the sole general partner of WP VIII. WP is the managing member of WP Partners. WP VIII is managed by Warburg Pincus LLC (“WP LLC”). WP VIII, WP Partners, WP and WP LLC are collectively referred to as the “Warburg Pincus Entities.” Charles R. Kaye and Joseph P. Landy are each Managing General Partners of WP and Managing Members and Co-Presidents of WP LLC and may be deemed to control the Warburg Pincus Entities. Each of the Warburg Pincus Entities, Mr. Kaye and Mr. Landy has shared voting and investment control of all of the shares of stock referenced above. Each of Mr. Kaye, Mr. Landy, WP VIII, WP Partners, WP and WP LLC disclaims beneficial ownership of the stock except to the extent of any indirect pecuniary interest therein. The address of the Warburg Pincus Entities, Mr. Kaye and Mr. Landy is 450 Lexington Avenue, New York, New York, 10017. See “Certain Relationships and Related Transactions” in our Definitive Proxy Statement for the 2011 Annual Meeting of Stockholders, portions of which are incorporated by reference into this prospectus, for a description of certain material relationships between us and the selling stockholder.

PLAN OF DISTRIBUTION

We are registering a total of 34,589,220 shares of our common stock on behalf of the selling stockholder pursuant to the terms of a registration rights agreement between us and the selling stockholder. A copy of the registration rights agreement was filed with the SEC and is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part. The selling stockholder and any of its donees, pledgees, transferees or other successors-in-interest may, from time to time after the date of this prospectus, sell any or all of the shares of common stock offered hereby on any stock exchange, market or trading facility on which the shares are traded or in private transactions. We will not receive any of the proceeds from the sale by the selling stockholder of the shares of common stock. We will bear all fees and expenses incident to our obligation to register the shares of common stock.

The selling stockholder may decide not to sell any shares of common stock. The selling stockholder may sell all or a portion of the shares of common stock beneficially owned by it and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the selling stockholder and/or the purchasers of the shares of common stock for whom they may act as agent. In effecting sales, broker-dealers that are engaged by the selling stockholder may arrange for other broker-dealers to participate. The selling stockholder may be deemed an “underwriter” within the meaning of the Securities Act. Any brokers, dealers or agents who participate in the distribution of the shares of common stock by the selling stockholder may also be deemed to be “underwriters,” and any profits on the sale of the shares of common stock by them and any discounts, commissions or concessions received by any such brokers, dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act. To our knowledge, the selling stockholder has not entered into any agreement, arrangement or understanding with any particular broker-dealer or market maker with respect to the shares of common stock offered hereby, nor do we know the identity of the broker-dealers or market makers that may participate in the resale of the shares. Because the selling stockholder and any other selling stockholder, broker, dealer or agent may be deemed to be an “underwriter” within the meaning of the Securities Act, the selling stockholder and any other selling stockholder, broker, dealer or agent may be subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities of the Securities Act (including, without limitation, Sections 11, 12 and 17 thereof) and Rule 10b-5 under the Exchange Act.

The selling stockholder will act independently of us in making decisions with respect to the timing, manner and size of each sale. The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions, pursuant to one or more of the following methods:

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in the over-the-counter market in accordance with the rules of the NYSE;

•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	through the writing or settlement of options, whether such options are listed on an options exchange or otherwise;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	broker-dealers may agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share;

•	by pledge to secure debts and other obligations or on foreclosure of a pledge;

•	through the settlement of short sales;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

Any broker-dealer participating in such transactions as agent may receive commissions from the selling stockholder (and, if they act as agent for the purchaser of such shares, from such purchaser). The selling stockholder has informed us that any such broker-dealer would receive commissions from the selling stockholder which would not exceed customary brokerage commissions. Broker-dealers may agree with the selling stockholder to sell a specified number of shares at a stipulated price per share, and, to the extent such a broker-dealer is unable to do so acting as agent for the selling stockholder, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment to the selling stockholder. Broker-dealers who acquire shares as principal may thereafter resell such shares from time to time in one or more transactions (which may involve crosses and block transactions and which may involve sales to and through other broker-dealers, including transactions of the nature described above and pursuant to one or more of the methods described above) at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices, and in connection with such resales may pay to or receive from the purchasers of such shares commissions computed as described above. To the extent required under the Securities Act, an amendment to this prospectus or a supplemental prospectus will be filed, disclosing:

•	the name of any such broker-dealers;

•	the number of shares involved;

•	the price at which such shares are to be sold;

•	the commission paid or discounts or concessions allowed to such broker-dealers, where applicable;

•	that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, as supplemented; and

•	other facts material to the transaction.

The selling stockholder has informed us that, as of the date of this prospectus, it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the common stock.

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

The selling stockholder may also sell shares of common stock covered by this prospectus pursuant to Rule 144 promulgated under the Securities Act, if available, rather than under this prospectus. In addition, the selling stockholder may transfer the shares of common stock by other means not described in this prospectus, including, among other things, through distributions to the selling stockholder’s general partners and/or limited partners.

Underwriters and purchasers that are deemed underwriters under the Securities Act may engage in transactions that stabilize, maintain or otherwise affect the price of the common stock, including the entry of stabilizing bids or syndicate covering transactions or the imposition of penalty bids. The selling stockholder and any other person participating in the sale or distribution of the shares of common stock will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder (including, without limitation, Regulation M of the Exchange Act), which may restrict certain activities of, and limit the timing of purchases and sales of any of the shares of common stock by, the selling stockholder and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making and certain other activities with respect to the shares of common stock. In addition, the anti-manipulation rules under the Exchange Act may apply to sales of the shares of common stock in the market. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

Under the registration rights agreement, we have agreed with the selling stockholder to keep the registration statement of which this prospectus constitutes a part effective until the date that all of the shares of common stock covered by the registration statement have been sold.

We have agreed, among other things, to pay all expenses of the registration of the shares of common stock, including, without limitation, SEC filing fees and expenses of compliance with state securities or “Blue Sky” laws; provided, however, that the selling stockholder will pay all underwriting discounts and selling commissions applicable to the sale of the shares of common stock. We have agreed to indemnify the selling stockholder and certain other persons against certain liabilities in connection with the offering of shares of common stock offered hereby, including liabilities arising under the Securities Act or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. The selling stockholder has, subject to certain limitations, agreed to indemnify us against liabilities under the Securities Act that may arise from any written information furnished to us by the selling stockholder specifically for use in this prospectus or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities.

At any time a particular offer of the shares of common stock is made by the selling stockholder or its donees, pledgees, transferees or other successors-in-interest, a revised prospectus or prospectus supplement, if required, will be distributed. Such prospectus supplement and related post-effective amendment, if required, will be filed with the SEC to reflect the disclosure of any required additional information with respect to the distribution of the shares of common stock. We may suspend the sale of shares by the selling stockholder pursuant to this prospectus for certain periods of time for certain reasons, including if the prospectus is required to be supplemented or amended to include additional material information.

LEGAL MATTERS

The validity of the shares of common stock offered by this prospectus and other legal matters will be passed upon for us by Wilson Sonsini Goodrich & Rosati, PC, San Diego, California. Additional legal matters may be passed on for us, or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2010, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and other reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge by linking directly from our website at http://www.bridgepointeducation.com under the “Investor Relations—SEC Filings” caption. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Information contained on our website is not part of this prospectus.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC, which means that we may disclose important information to you by referring you to other documents. The information we incorporate by reference is considered a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future information filed (rather than furnished) with the SEC on or after the date of this prospectus under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act and prior to the date the selling stockholder sells all of the shares of common stock covered by this prospectus, as well as any filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the filing date of the registration statement, dated July 22, 2011, of which this prospectus is a part and prior to the date of effectiveness of the registration statement; provided, however, that we are not incorporating any information furnished under any of Item 2.02 or Item 7.01 of any current report on Form 8-K (and exhibits filed on such form that are related to such items):

•	Annual Report on Form 10-K for the year ended December 31, 2010, filed on March 2, 2011;

•	Portions of the Definitive Proxy Statement incorporated by reference into the Annual Report on Form 10-K for the year ended December 31, 2010, filed on April 8, 2011;

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2011, filed on May 3, 2011;

•	Current Reports on Form 8-K filed on January 6, 2011, January 24, 2011, January 28, 2011, February 15, 2011, March 1, 2011, May 12, 2011, May 13, 2011, May 19, 2011, and June 27, 2011.

You may request a copy of these filings, at no cost, by writing or telephoning:

Bridgepoint Education, Inc.

Attn: Investor Relations

13500 Evening Creek Drive North, Suite 600

San Diego, CA 92128

(858) 668-2586 x4265